UNITED STATES SECURITIES AND EXCHANGE COMMISSION
               Washington, DC  20549


                     FORM 8-K


                  CURRENT REPORT



 Pursuant to Section 13 or 15(d) of the Securities
               Exchange Act of 1934




                  Date of Report
         (Date of earliest event reported)
                 September 5, 1995




          Commission File Number 0-12293




          NUCLEAR SUPPORT SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)




       VIRGINIA                  54-0952207
      (State of Incorporation)  (IRS Employer
                Identification No.)




   22 Northeast Drive, Hershey, PA         17033
(Address of Principal Executive Offices) (Zip Code)




                  (717)  533-6370
  (Registrant's Telephone Number, Including Area
                       Code)



Item 3.  Bankruptcy or Receivership

On September 1, 1995, Oliver B. Cannon & Sons,
Inc. ("Cannon"), a wholly owned subsidiary of Nuclear Support Services, Inc. (the
"Registrant") filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Section 101 et. seq. (the "Bankruptcy Code") in the United
States Bankruptcy Court for the Middle District of Pennsylvania (the "Court"), Chapter 11 Case
No. 1-95-01753 (the "Cannon Case").  On
September 5, 1995 (the "Filing Date"), the
Registrant and its wholly owned subsidiaries
NSS Numanco, Inc., Henze Services, Inc.,
IceSolv, Inc., and Sline Industrial Painters,
Inc., (collectively with Cannon, the
"Borrowers") and NSS of Delaware, Inc.
(collectively with the Borrowers, the
"Debtors") each filed voluntary petitions for reorganization under the Bankruptcy Code in the Court, Chapter 11 Case Nos. 1-95-01767, 1-95-
01770, 1-95-01768, 1-95-01769, 1-95-01766, and
1-95-01771 (collectively with the Cannon Case, the "Cases").

Pursuant to the provisions of Section 1107 and 1108 of the Bankruptcy Code, the existing officers and directors of each of the Debtors remain in possession and in management and operation of the businesses and properties of the Debtors as debtors-in-possession, subject to the supervision of the Court. No Chapter 11 trustee or examiner has been appointed. The
Cases have been consolidated for procedural purposes.

In order to permit the Registrant and its subsidiaries to reorganize their affairs while in bankruptcy, by order entered by the Court on September 5, 1995 ( the "Order") and the stipulation entered into by the Debtors and Chemical Bank ("Chemical") and First Fidelity
Bank, N.A. ("First Fidelity" and, collectively with Chemical, the "Banks"), the lenders under that certain Credit Agreement dated as of November 19, 1993 among Debtors and Chemical, as agent for the Banks (the "Agent"), as amended from time to time (the "Credit
Agreement"), was approved whereby the Banks agreed to permit Debtors to use collateral subject to the Credit Agreement, including cash collateral (as defined in Section 363(a) of the Bankruptcy Code), in the orderly administration of their businesses in accordance with disbursements set forth in a budget agreed between the Debtors and the Banks, as modified from time to time by the Debtors with the unanimous consent of the Banks. As of August
31, 1995, the debtors were indebted to the Banks in the principal amount of approximately
$14.9 million, together with accrued and unpaid interest and costs and expenses, including attorneys' fees and expenses (the "Debt").

The Order contemplated that the Banks'
agreement to the use of such collateral would not increase the amount of credit available to the Debtors, since the Order effectively prohibited such use to the extent it would result in any increase in the amount of unpaid principal of and unpaid accrued interest on the Debt owed by the Debtors to the Banks from the amount of Debt owed as of the Filing Date. The order also required the Debtors to establish one or more segregated bank accounts (the "Cash
Collateral Accounts"), into which the proceeds of sales of the sale or disposition of Debtors' assets or the collections of their accounts receivable were to be deposited. The Agent was authorized to apply all amounts in the Cash
Collateral Accounts to daily reduction of the Debt, and, subject to the limitations set forth in the Order, the Banks have agreed to re-advance collected funds under certain circumstances.

Pursuant to the Order, the Debtors granted the Banks (in addition to any security granted pursuant to the security documents executed in connection with the Credit Agreement) a perfected security interest in all of the Debtors' then-owned and after acquired assets and properties and the proceeds and profits thereof. The interest so granted was senior to all other liens, except (i) the Banks' existing liens, (ii) allowed professional fees and expenses of Debtors, committees and trustees in an amount not in excess of $50,000, unless an additional amount was agreed by the unanimous consent of the Banks, which additional amount was never requested, (iii) United States
Trustee's fees, and (iv) any administrative claim with priority over all other administrative claims in the Cases.

The provisions of the Order which permitted the Debtors to use collateral in the operation of their businesses expired September 15, 1995.

On September 15, 1995, an order was entered by the Court approving a second stipulation between the Debtors and the Banks under which the Banks have agreed to permit the Debtors to use collateral subject to the Credit Agreement, including cash collateral, in the orderly administration of their businesses under virtually the same terms as in the first agreement between the parties. The provisions of this second stipulation and agreement, as approved by order of the Court, will expire on the earliest to occur of (i) the failure by the Debtors to observe or perform any of the material provisions of the stipulation or failure to deliver documents or other information or misstatement of information to be delivered thereunder, (ii) the dismissal or conversion to liquidation proceedings under
Chapter 7 of the Bankruptcy Code of any of the Cases, (iii) the entry by the Court of an order granting relief from the automatic stay imposed by Section 362 of the Bankruptcy Code to anyone other than the Agent or either Bank without the Banks' consent, (iv) the appointment of a trustee or representative in the Cases, (v) the effective date or date of consummation of a plan of reorganization for the Debtors, (vi) failure of the Debtors to make any payment due under the stipulation when due, or (vii)
September 29, 1995. If at least 7 business days prior to the then applicable Expiration
Date the Debtors have submitted a budget in proper form to the Banks, the Expiration Date shall be automatically extended for the succeeding two week period, unless either of the Banks gives notice that the Banks withdraw their consent to the extension.

Prior to Registrant's bankruptcy filing,
Registrant and the Banks experienced
differences, among other things, over the eligibility of certain collateral for the purpose of calculating the borrowing base under the credit facility. After the filing of the Cases, Registrant and the Banks have entered into the temporary agreements described above for the Registrant's use of certain funds to continue ongoing operations. The Registrant and its bankruptcy counsel are working to arrive at an extended cash collateral arrangement with the Banks and/or to arrange other debtor-in-possession financing.
Registrant intends to continue operations, to reduce debt in an orderly fashion (selling assets if necessary) and to restructure its credit facilities so as to emerge from bankruptcy as swiftly as possible.

Item 7.  Financial Statements and Exhibits.

    (c) Exhibits.

    4.1  Stipulation and Order Regarding
        Limited Use of Collateral by Debtors
        and Granting Adequate Protection to
        Chemical Bank and First Fidelity Bank,
        N.A., dated September 5, 1995.

    4.2  Second Stipulation Regarding Limited
        Use of Collateral by Debtors and
        Granting Adequate Protection to
        Chemical Bank and First Fidelity Bank,
        N.A., dated September 15, 1995.

    4.3  Order Regarding Limited Use of
        Collateral by Debtors and Granting
        Adequate Protection to Chemical Bank
        and First Fidelity Bank, N.A., dated
        September 15, 1995.


    Pursuant to the requirements of the
Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






DATE:               NUCLEAR SUPPORT SERVICES,INC.



September 19, 1995        /s/ Ralph A. Trallo
                         Ralph A. Trallo
                         President
                         Chief Operating Officer
                         Director





September 19, 1995        /s/ Michael J. Olson
                         Michael J. Olson
                         Vice President, Finance
                         Secretary/Treasurer and
                         Chief Financial Officer